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                                                                     EXHIBIT 3.4


                              CERTIFICATE OF TRUST
                                       OF
                              HCC CAPITAL TRUST II

         This Certificate of Trust of HCC Capital Trust II (the "Trust") is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust being formed hereby is HCC Capital Trust II.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are: First Union Trust Company, N.A., One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Department.

         3. Effective Date. This Certificate of Trust shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.

         In Witness Whereof, the undersigned have duly executed this Certificate of Trust In accordance with Section 3811(a)(1) of the Act.

                            First Union Trust Company, N.A., as Delaware Trustee


                            By:    /s/ EDWARD L. TRUITT, JR.
                                ------------------------------------------------
                            Name:  Edward L. Truitt, Jr.
                            Title: Vice President


                            First Union National Bank, as Property Trustee

                            By:    /s/ EDWARD L. TRUITT, JR.
                                ------------------------------------------------
                            Name:  Edward L. Truitt, Jr.
                            Title: Vice President